UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     March 23, 2005

Bresler & Reiner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-06201	52-09034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11140 Rockville Pike, Suite 620, Rockville, MD		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (301) 945-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Officers;

Appointment of Principal Officers

On March 23, 2005 our Board of Directors accepted the resignations of Burton J. Reiner from his position as our President and Sidney M. Bresler from his position as our Chief Operating Officer.  Mr. Reiner will remain as one of our Directors.  The Board appointed Sidney M. Bresler, our Chief Executive Officer, to the position of President, effectively immediately, and Mr. Bresler will serve in both capacities.

On March 23, 2005, our Board of Directors appointed Darryl M. Edelstein, who currently is our Chief Financial Officer, to the position of Chief Operating Officer, effectively immediately.  Mr. Edelstein will continue to serve as our Chief Financial Officer until we hire a successor for that position.

Information regarding Mr. Bresler and Mr. Edelstein required by this Item 5.02 has been previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Proxy Statement for our 2004 Annual Meeting of Shareholders, both as filed with the Securities and Exchange Commission.

On March 28, 2005 we issued a press release announcing the resignation of Mr. Reiner and the appointments of Mr. Bresler and Mr. Edelstein, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(a)           Financial statements of business acquired:

None

(b)           Pro Forma financial information:

None

(c)                                  Exhibits:

Exhibit No.	Description
99.1	Press Release, dated March 28, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2005	BRESLER & REINER, INC.

	By:	/s/ Sidney M. Bresler

Sidney M. Bresler
Chief Executive Officer